Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213643) and Form S-8 (Nos. 333-228247, 333-223364, 333-221442, 333-219671, 333-216578, 333-216577 and 333-192030) of Aerie Pharmaceuticals, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 1, 2019